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                                                                    EXHIBIT 23.1

                       SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 83 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01960-3635
                            TELEPHONE (978) 535-0206
                            FACSIMILE (978) 535-9908

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Annual Report on Form 10-K of Northway Financial, Inc. of our report dated January 16, 1998.

                                      /s/ Shatswell, MacLeod & Company, P.C.

                                          SHATSWELL, MacCLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 26, 1998